UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2007, O2Diesel Corporation (the “Company”) entered into a share exchange agreement (the “Agreement”) with ProEco Energy Company, Inc. (“ProEco”) and its shareholders (“ProEco Shareholders”) to acquire shares equal to 80% of the outstanding capital stock of ProEco in exchange for approximately 9.2 million shares of the Company’s common stock (the “Transaction Shares”) valued at $ $0.872 per share for a total purchase price of $8.0 million.

ProEco is in the process of developing a new fuel-grade ethanol plant (the “Ethanol Plant”) with planned capacity of 100 million gallons per year to be built in two 50 million gallon trains (each a “Train”). ProEco Shareholders will receive 60% of the Transaction Shares at the time of the closing and will receive the remaining 40% of the Transaction Shares in two equal installments upon the completion of construction of the first Train (20%) and the commencement of construction on the final Train (20%). The remaining 40% of the Transaction Shares are being held in escrow until the conditions for their release have been met. The parties intend the transaction to qualify as a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

The share exchange agreement requires ProEco to complete a number of steps toward completion of the Ethanol Plant project in order for the closing of the share exchange to occur. At the time of the closing, ProEco must have entered into a definitive engineering, procurement and construction contract with a reputable firm with extensive experience in implementing and completing projects similar to the Ethanol Plant project and executed marketing agreements for the sale of the production of the Ethanol Plant. Under the terms of the share exchange agreement, ProEco is responsible for having the Ethanol Plant designated as a facility nameplated, or certified, as producing ethanol at a level of at least 100 million gallons of production a year.

As a condition to the closing of the ProEco share exchange, the Company is obligated to secure the financing necessary to complete the construction costs to build the Ethanol Plant. Accordingly, the Company anticipates raising between $120 to $140 million in debt and between $60 to $80 million in equity in two tranches in 2007.

Prior to closing, the Company and the ProEco Shareholders will enter into a stockholder agreement that will, among other things, impose restrictions on the transfer of the Transaction Shares.

The Common Stock will be issued to the ProEco Shareholders in a transaction that will be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act and under Regulation D promulgated under the Securities Act.

A copy of the Agreement will be filed with the Company's Form 10-KSB on or around March 30, 2007. A copy of the Company’s January 18, 2007 Press Release announcing the transaction is filed hereto as exhibit to this report and is also incorporated herein by reference.

SECTION 3 -- SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities

The disclosures required to be provided herein is incorporated by reference to Item 1.01 above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Text of Press Release, issued by O2Diesel Corporation on January 18, 2007.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: January 18, 2007